Exhibit 99.1
ASGN Incorporated Reports Second Quarter 2022 Results
Financial Results Exceeded Previously-announced Guidance Estimates

July 27, 2022

RICHMOND, VA.— (BUSINESS WIRE) -- ASGN Incorporated (NYSE: ASGN), a leading provider of IT services and solutions, including technology and creative digital marketing, across the commercial and government sectors, reported financial results for the quarter ended June 30, 2022.

Q2 2022 Highlights

•Revenues were $1.1 billion, up 17.1 percent over the second quarter of 2021
•Income from continuing operations was $72.6 million, up 26.7 percent over the second quarter of 2021
•Adjusted EBITDA (a non-GAAP measure) from continuing operations was $144.0 million (12.6 percent of revenues), up from $119.3 million (12.2 percent of revenues) in the second quarter of 2021
•Spent $91.2 million to repurchase 911,700 shares of the Company's common stock
•Entered into an agreement (which closed on July 6, 2022) to acquire GlideFast Consulting, an Elite ServiceNow partner and leading IT consulting, implementation and development company, for $350.0 million in cash
•Subsequent to quarter end, ASGN's Board of Directors approved a new two-year $400 million stock repurchase program

Management Commentary

“The second quarter capped off a strong first half to the year, as ASGN’s business continued to build momentum, which has carried into the second half of the year,” said ASGN Chief Executive Officer, Ted Hanson. “Revenues for the second quarter 2022 surpassed the high-end of our guidance range and were up 17.1 percent year-over-year, while Adjusted EBITDA also beat our estimates and was up 20.7 percent year-over-year. The continued acceleration of our top line was largely driven by the strength of our Commercial Segment, which grew 19.4 percent over last year, with consulting revenues up 53.9 percent year-over-year. Our government business also remained solid, with Federal Government Segment revenues improving 11.0 percent year-over-year, including flat organic growth on a difficult comparable."

"Importantly, customers continue to see investments in technology as a business driver, and IT spend is not slowing in the face of recessionary pressures. On the commercial side, our customers are confident in their digital roadmaps and are actively bidding out new work, including ServiceNow implementations as a result of our recent GlideFast acquisition. On the government side, our customers are seeing the benefit of the flow through of the new federal budget, which tends to be counter-cyclical and is aligned with the areas in which ASGN excels. These favorable market dynamics in both the commercial and government end markets, along with the critical nature of the work ASGN performs, create consistent demand for our IT services and solutions and provide us with confidence in the stability of our business as we head into the second half of this year.”

Second Quarter of 2022 Financial Results - Summary

				Change
(In millions, except per share data)	Q2 2022	Q2 2021	Q1 2022	Y-Y	Sequential
Revenues
Commercial Segment	$850.6	$712.5	$832.9	19.4%	2.1%
Federal Government Segment	291.2	262.4	258.1	11.0%	12.8%
	1,141.8	974.9	1,091.0	17.1%	4.7%
Gross Margin
Commercial Segment	33.1%	32.0%	32.7%	1.1%	0.4%
Federal Government Segment	21.4%	18.3%	20.9%	3.1%	0.5%
Consolidated	30.1%	28.3%	29.9%	1.8%	0.2%

Income from continuing operations	$72.6	$57.3	$67.6	26.7%	7.4%
Income (loss) from discontinued operations	(0.1)	6.9	(0.8)	N/M	N/M
Net Income	$72.5	$64.2	$66.8	12.9%	8.5%

Earnings per share - Diluted
Continuing operations	$1.41	$1.06	$1.29	33.0%	9.3%
Discontinued operations	—	0.13	(0.01)	N/M	N/M
	$1.41	$1.19	$1.28	18.5%	10.2%

Non-GAAP Financial Measures (from Continuing Operations)
Adjusted Net Income	$88.0	$70.9	$82.1	24.1%	7.2%
Adjusted Net Income per diluted share	$1.71	$1.32	$1.57	29.5%	8.9%
Adjusted EBITDA	$144.0	$119.3	$134.8	20.7%	6.8%
Adjusted EBITDA margin	12.6%	12.2%	12.4%	0.4%	0.2%
__________
Notes:
Definitions of non-GAAP measures and reconciliation to GAAP measurements are included in the tables that accompany this release.
N/M means not meaningful.

Consolidated revenues for the second quarter of 2022 were up 17.1 percent over the second quarter of last year. Revenues for the second quarter of 2022 included approximately $36.3 million from businesses acquired in 2021 accounting for 3.7 percentage points of the year-over-year growth rate.

Revenues from the Commercial Segment (74.5 percent of total revenues) were up 19.4 percent over the second quarter of last year. Assignment revenues totaled $628.4 million (73.9 percent of the segment's revenues), up 10.6 percent year-over-year. Consulting services revenues were $222.2 million (26.1 percent of the segment's revenues), up 53.9 percent year-over-year. Consulting services included approximately $8.8 million in revenues from a business acquired in 2021.

Revenues from the Commercial Segment's IT services and solutions division accounted for 83.1 percent of the segment's revenues, up 19.1 percent over the second quarter of 2021 driven by high growth in consulting services and high single-digit growth in IT staffing services. Revenues from the segment's creative digital marketing and permanent placement divisions accounted for 16.9 percent of the segment's revenues, up 20.6 percent year-over-year.

Revenues from the Federal Government Segment (25.5 percent of revenues) were up 11.0 percent year-over-year. Federal Government Segment revenues for the second quarter included $27.5 million from businesses acquired in the third quarter of last year. Revenues for the segment exceeded expectations mainly related to a customer-directed, third-party license purchase of $16.0 million under a cost reimbursable contract that had been expected to occur in the second half of the year. The second quarter of last year benefited from approximately $11.8 million in low margin revenues under a web services resale program that the Company chose not to renew in the third quarter of last year.

Gross margin for the second quarter of 2022 was 30.1 percent, up 180 basis points over the second quarter of last year. Both business segments and all operating divisions reported year-over-year expansion in gross margin for the quarter. The expansion in gross margin of the Commercial Segment was driven by the double-digit growth of its high-margin services (commercial consulting, creative digital marketing and permanent placement). The expansion in gross margin of the Federal Government Segment was driven by changes in business mix, including the contribution of high-margin businesses acquired in 2021, a lower mix of revenues from low-margin services and higher profitability under certain firm fixed price contracts.

Selling, general and administrative ("SG&A") expenses were $220.4 million, up 24.9 percent year-over-year. This increase was commensurate with the growth in the business, including growth of high-margin commercial revenue streams (which carry a higher SG&A expense component than IT staffing and federal government services revenues). SG&A expenses included approximately $3.1 million in acquisition and integration expenses (mainly related to the GlideFast acquisition), which were not included in the Company's previously-announced guidance estimates.

Income from continuing operations for the second quarter of 2022 was $72.6 million ($1.41 per diluted share), up 26.7 percent over the second quarter of 2021. Net income was $72.5 million ($1.41 per diluted share).

Adjusted EBITDA (a non-GAAP measure) was $144.0 million, up 20.7 percent over the second quarter of 2021. The Adjusted EBITDA margin for the quarter was 12.6 percent, up 40 basis points year-over-year primarily related to the expansion in gross margin.

Share Repurchase Program

The Company also announced today that its Board of Directors approved a new stock repurchase program under which the Company may repurchase up to $400 million of its common stock over the next two years. Under terms of the program, purchases can be made in the open market or under a Rule 10b5-1 trading plan. The stock repurchase program does not obligate the Company to acquire any particular amount of the Company's stock and may be suspended at any time at the Company's discretion. The new program replaces the Company's previous $350 million stock repurchase program.

Liquidity and Capital Resources

The Company's primary source of liquidity is cash flows from operating activities, which have been sufficient to fund working capital and capital expenditure requirements.

At June 30, 2022, the Company had:
•Cash and cash equivalents of $490.6 million
•Full availability under its $250.0 million Senior Secured Revolving Credit Facility (due 2024)
•Outstanding Senior Secured Debt of $490.8 million (term B loan facility due 2025)
•Senior unsecured notes totaling $550.0 million at 4.625 percent (due 2028)

Borrowings under the Company’s $250.0 million Senior Secured Revolving Credit Facility are limited to a maximum Senior Secured Debt leverage ratio (ratio of Senior Secured Debt to trailing 12 months Adjusted EBITDA) of 3.75 to 1.0. The Company's Senior Secured Debt leverage ratio was 0.91 to 1.0 at June 30, 2022.

Third Quarter 2022 Financial Estimates

The Company's financial estimates for the third quarter of 2022, which are set forth below, are based on current operating trends and assume no significant deterioration in the markets ASGN serves. These estimates do not include any acquisition, integration or strategic planning expenses. Reconciliations of estimated net income to the estimated non-GAAP financial measures are included in the tables that accompany this release.

(In millions, except per share data)	Low	High
Revenues	$1,183.0	$1,203.0
SG&A expenses(1)	225.7	229.1
Amortization of intangible assets	17.9	17.9
Net income	70.5	74.1

Earnings per share - Diluted:	$1.39	$1.46
Diluted shares outstanding	50.8	50.8
Gross margin	29.8%	30.0%
Effective tax rate(2)	27.5%	27.5%

Non-GAAP Financial Measures:
Adjusted EBITDA	$145.0	$150.0
Adjusted Net Income(3)	$88.1	$91.7
Adjusted Net Income per diluted share(3)	$1.73	$1.80
Adjusted EBITDA Margin	12.3%	12.5%
___________
(1) Includes non-cash expenses totaling $17.8 million, comprised of: (i) $11.9 million in stock-based compensation and (ii) $5.9 million in depreciation.
(2) Estimated effective tax rate before any excess tax benefits related to stock-based compensation.
(3) Does not include the “Cash Tax Savings on Indefinite-lived Intangible Assets.” These savings total $8.0 million each quarter, or $0.16 per diluted share, and represent the benefit of the tax deduction that ASGN receives from the amortization of goodwill and trademarks.

The financial estimates above are based on estimated of “Billable Days” of 64.0 which is the same number of days as the third quarter of 2021 and half a day more than the second quarter of 2022. Billable Days are defined as Business Days (calendar days for the period less weekends and holidays) adjusted for other factors, such as the day of the week a holiday occurs, and additional time taken off around holidays.

The implied revenue growth rate for the third quarter ranges from 10.2 percent to 12.0 percent. Guidance includes estimated revenues of $25.6 million from the GlideFast acquisition, and $9.5 million from two federal government consulting businesses acquired in 2021 up through their one-year anniversary (both acquisitions lap in the third quarter).

Conference Call

The Company will hold a conference call today at 4:30 p.m. ET to review its financial results for the second quarter of 2022. The dial-in number is 877-407-0792 (+1-201-689-8263 for callers outside the United States), and the conference ID number is 13730463. Participants should dial in ten minutes before the call. The prepared remarks, supplemental materials and webcast for this call can be accessed at www.asgn.com.

A replay of the conference call will be available beginning today at 7:30 p.m. ET until August 10, 2022. The access number for the replay is 844-512-2921 (+1-412-317-6671 for callers outside the United States) and the conference ID number is 13730463.

About ASGN Incorporated

ASGN Incorporated (NYSE: ASGN) is a leading provider of IT services and solutions, including technology and creative digital marketing, across the commercial and government sectors. ASGN helps corporate enterprises and government organizations develop, implement and operate critical IT and business solutions through its integrated offering of professional staffing and IT solutions. For more information, visit us at asgn.com.

Safe Harbor

Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty. Forward-looking statements include statements regarding our anticipated financial and operating performance.

All statements in this news release, other than those setting forth strictly historical information, are forward-looking statements. Forward-looking statements are not guarantees of future performance and actual results might differ materially. In particular, we make no assurances that the proposed revenue scenarios outlined above will be achieved. Additional examples of forward-looking statements in this press release include, without limitation, statements regarding our ability to attract, train and retain qualified staffing consultants, the availability of qualified contract professionals, management of our growth, continued performance and improvement of our enterprise-wide information systems, our ability to manage our litigation matters, the successful integration of our acquired subsidiaries and other risks detailed from time to time in our reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2021 as filed with the SEC on March 1, 2022. We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

CONSOLIDATED SELECTED FINANCIAL DATA (Unaudited)
(In millions, except per share data)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2022	2021	2022	2022	2021
Results of Operations:
Revenues	$1,141.8	$974.9	$1,091.0	$2,232.8	$1,881.9
Costs of services	797.8	698.6	764.4	1,562.2	1,361.9
Gross profit	344.0	276.3	326.6	670.6	520.0
Selling, general and administrative expenses	220.4	176.4	212.1	432.5	340.7
Amortization of intangible assets	13.5	12.0	13.9	27.4	24.0
Operating income	110.1	87.9	100.6	210.7	155.3
Interest expense	(10.1)	(9.4)	(9.3)	(19.4)	(18.6)
Income before income taxes	100.0	78.5	91.3	191.3	136.7
Provision for income taxes	27.4	21.2	23.7	51.1	36.6
Income from continuing operations	72.6	57.3	67.6	140.2	100.1
Income (loss) from discontinued operations, net of income taxes	(0.1)	6.9	(0.8)	(0.9)	12.8
Net income	$72.5	$64.2	$66.8	$139.3	$112.9

Basic earnings per common share:
Continuing operations	$1.42	$1.08	$1.31	$2.73	$1.89
Discontinued operations	—	0.13	(0.01)	(0.01)	0.24
Net income	$1.42	$1.21	$1.30	$2.72	$2.13

Diluted earnings per common share:
Continuing operations	$1.41	$1.06	$1.29	$2.70	$1.86
Discontinued operations	—	0.13	(0.01)	(0.01)	0.24
Net income	$1.41	$1.19	$1.28	$2.69	$2.10

Number of shares and share equivalents used to calculate earnings per share:
Basic	51.0	53.2	51.6	51.3	53.1
Diluted	51.6	53.9	52.3	52.0	53.8

CONSOLIDATED SELECTED FINANCIAL DATA (Continued) (Unaudited)
(In millions)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2022	2021	2022	2022	2021
Summary Statements of Cash Flow Data:
Cash provided by operating activities	$88.4	$84.9	$56.0	$144.4	$204.7
Cash provided by (used in) investing activities	(6.3)	(94.0)	0.2	(6.1)	(103.4)
Cash provided by (used in) financing activities	(93.7)	(2.8)	(83.4)	(177.1)	0.1

Reconciliation of GAAP to Non-GAAP Measure:
Cash provided by operating activities	$88.4	$84.9	$56.0	$144.4	$204.7
Less - Cash flows from discontinued operations	—	(5.8)	—	—	(11.5)
Cash provided by operating activities from continuing operations	88.4	79.1	56.0	144.4	193.2
Less - Capital expenditures from continuing operations	(8.8)	(6.8)	(9.6)	(18.4)	(14.1)
Free Cash Flow from continuing operations (non-GAAP measure)	$79.6	$72.3	$46.4	$126.0	$179.1

	June 30,	December 31,
	2022	2021
Summary Balance Sheet Data:
Cash and cash equivalents	$490.6	$529.6
Working capital	873.9	858.5
Goodwill and intangible assets, net	2,020.6	2,057.4
Total assets	3,524.5	3,502.8
Long-term debt	1,034.5	1,033.9
Total liabilities	1,668.4	1,637.4
Total stockholders’ equity	1,856.1	1,865.4

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES (Unaudited)
(In millions, except per share data)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2022	2021	2022	2022	2021
Net income	$72.5	$64.2	$66.8	$139.3	$112.9
Income from discontinued operations, net of tax	(0.1)	6.9	(0.8)	(0.9)	12.8
Income from continuing operations	72.6	57.3	67.6	140.2	100.1
Interest expense	10.1	9.4	9.3	19.4	18.6
Provision for income taxes	27.4	21.2	23.7	51.1	36.6
Depreciation	6.1	7.1	6.2	12.3	14.6
Amortization of intangible assets	13.5	12.0	13.9	27.4	24.0
EBITDA (non-GAAP measure)	129.7	107.0	120.7	250.4	193.9
Stock-based compensation	11.2	9.7	12.8	24.0	18.9
Acquisition, integration and strategic planning expenses	3.1	2.6	1.3	4.4	3.4
Adjusted EBITDA (non-GAAP measure)	$144.0	$119.3	$134.8	$278.8	$216.2

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2022	2021	2022	2022	2021
Net income	$72.5	$64.2	$66.8	$139.3	$112.9
Income from discontinued operations, net of tax	(0.1)	6.9	(0.8)	(0.9)	12.8
Income from continuing operations	72.6	57.3	67.6	140.2	100.1
Acquisition, integration and strategic planning expenses	3.1	2.6	1.3	4.4	3.4
Tax effect on adjustments	(0.8)	(0.7)	(0.3)	(1.1)	(0.9)
Non-GAAP net income	74.9	59.2	68.6	143.5	102.6
Amortization of intangible assets	13.5	12.0	13.9	27.4	24.0
Other	(0.4)	(0.3)	(0.4)	(0.8)	(0.6)
Adjusted Net Income (non-GAAP measure)(1)	$88.0	$70.9	$82.1	$170.1	$126.0

Per diluted share:
Net income	$1.41	$1.19	$1.28	$2.68	$2.10
Adjustments	0.30	0.13	0.29	0.59	0.24
Adjusted Net Income (non-GAAP measure)(1)	$1.71	$1.32	$1.57	$3.27	$2.34

Common shares and share equivalents (diluted)	51.6	53.9	52.3	52.0	53.8
_________
(1) Does not include the “Cash Tax Savings on Indefinite-lived Intangible Assets,” which currently total approximately $7.3 million per quarter (approximately $0.14 per diluted share) and represent the benefit of the tax deduction for amortization of goodwill and trademarks.

FINANCIAL ESTIMATES FOR THE THIRD QUARTER OF 2022
RECONCILIATIONS OF ESTIMATED GAAP TO NON-GAAP MEASURES
(In millions, except per share data)

	Low	High
Net income(1)	$70.5	$74.1
Interest expense	11.6	11.6
Provision for income taxes	26.8	28.2
Depreciation expense(2)	6.3	6.3
Amortization of intangible assets	17.9	17.9
EBITDA (non-GAAP measure)	133.1	138.1
Stock-based compensation	11.9	11.9
Adjusted EBITDA (non-GAAP measure)	$145.0	$150.0

	Low	High
Net income(1)	$70.5	$74.1
Amortization of intangible assets	17.9	17.9
Other	(0.3)	(0.3)
Adjusted Net Income (non-GAAP measure)(3)	$88.1	$91.7

Per diluted share:
Net income	$1.39	$1.46
Adjustments	0.34	0.34
Adjusted Net Income (non-GAAP measure)(3)	$1.73	$1.80

Common shares and share equivalents (diluted)	50.8	50.8
_______
(1)Does not include acquisition, integration and strategic planning expenses, or excess tax benefits related to stock-based compensation.
(2)Comprised of (i) $5.9 million of depreciation included in SG&A expenses and (ii) $0.4 million of depreciation included in costs of services.
(3)Does not include the "Cash Tax Savings on Indefinite-lived Intangible Assets". These savings total $8.0 million per quarter ($0.16 per diluted share) and represent the benefit of the tax deduction for amortization of goodwill and trademarks.

Non-GAAP Financial Measures

Statements in this release and the accompanying financial information include non-GAAP financial measures that are provided as additional information to enhance the overall understanding of the Company's current financial performance and not as an alternative to the consolidated interim financial statements presented in accordance with accounting principles generally accepted in the United States ("GAAP"). Management uses these non-GAAP measures (EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share, Free Cash Flow, Senior Secured Debt leverage ratio and Revenues on a same Billable Days and Constant Currency basis) to evaluate the Company's financial performance. These terms might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies. The financial information tables that accompany this press release include reconciliations of net income to non-GAAP financial measures.

EBITDA and Adjusted EBITDA provide a measure of the Company's operating results in a manner that is focused on the performance of the Company's core business on an ongoing basis, by removing the effects of non-operating and certain non-cash expenses. These non-operating and non-cash items are specifically identified in the reconciliations of GAAP measures to Non-GAAP measures that accompany this release.

Adjusted Net Income provides a method for assessing the Company's operating results in a manner that is focused on the performance of the Company's core business on an ongoing basis by removing the effects of non-operating and certain non-cash expenses, adjusted for some of the cash flows associated with amortization of intangible assets to more fully present the performance of the Company's acquisitions. The calculation of Adjusted Net Income is presented in the reconciliations of GAAP measures to Non-GAAP measures that accompany this release.

Free Cash Flow provides useful information to investors about the amount of cash generated by the business that can be used for strategic opportunities and is computed as presented in the tables that accompany this release.

The Senior Secured Debt leverage ratio is a ratio of the Company's Senior Secured Debt to trailing 12 months Adjusted EBITDA (gives effect to the divestiture of the Oxford business) and provides information about the Company's compliance with loan covenants.

Revenues calculated on a Same Billable Days and Constant Currency basis provide more comparable information by removing the effect of differences in the number of billable days and changes in currency exchange rates on a year-over-year basis. Revenues on a Same Billable Days basis are adjusted for the following items: differences in billable days during the period by taking the current-period average revenue per billable day, multiplied by the number of billable days from the same period in the prior year; Billable Days are business days (calendar days for the period less weekends and holidays) adjusted for other factors, such as the day of the week a holiday occurs, additional time taken off around holidays, year-end client furloughs and inclement weather. To calculate revenues on Constant Currency basis, reported revenues are re-translated using foreign exchange rates from the comparable prior year period.

Contacts:
Ed Pierce
Chief Financial Officer
818-878-7900

ADDO Investor Relations
Kimberly Esterkin
310-829-5400 / kesterkin@addo.com